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                                                                    EXHIBIT 99.5

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

================================================================================
                                                  GIVE THE
FOR THIS TYPE OF ACCOUNT:                         SOCIAL SECURITY
                                                  NUMBER OF --
================================================================================
1.  An individual's account                       The individual

2.  Two or  more individuals (joint               The actual owner of
    account)                                      the account or, if
                                                  combined funds, any
                                                  one of the
                                                  individuals(1)

3.  Husband and wife (joint account)              The actual owner of
                                                  the account or, if
                                                  joint funds, either
                                                  person(1)

4.  Custodian account of a minor                  The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint account)               The adult or, if the
                                                  minor is the only
                                                  contributor, the
                                                  minor(1)

6.  Account in the name of guardian               The ward, minor, or
    or committee for a designated                 incompetent person(3)
    ward, minor, or incompetent
    person

7.  a. The usual revocable savings                The grantor-trustee(1)
       trust account (grantor is also
       trustee)

    b. So-called trust account that is            The actual owner(1)
       not a legal or valid trust
       under State law

8.  Sole proprietorship account                   The owner(4)

================================================================================

================================================================================
                                                  GIVE THE
FOR THIS TYPE OF ACCOUNT:                         EMPLOYER IDENTIFICATION
                                                  NUMBER OF --
================================================================================

9.  A valid trust, estate, or pension             The legal entity (Do not
    trust                                         furnish the identifying
                                                  number of the personal
                                                  representative or
                                                  trustee unless the legal
                                                  entity itself is not
                                                  designated in the account
                                                  title.)(5)

10. Corporate account                             The corporation

11. Religious, charitable, or                     The organization
    educational organization account

12. Partnership account held in the               The partnership
    name of the business

13. Association, club, or other tax-              The organization
    exempt organization

14. A broker or registered nominee                The broker or nominee

15. Account with the Department of                The public entity
    Agriculture in the name of a
    public entity (such as a State or
    local government, school
    district, or prison) that receives
    agricultural program payments

================================================================================

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service ("IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

    -  A corporation.
    -  A financial institution.
    - An organization exempt from tax under section 501(a), or an individual retirement plan.
    -  The United States or any agency or instrumentality thereof.
    -  A State, the District of Columbia, a possession of the United
       States, or any subdivision or instrumentality thereof.
    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
    - An international organization or any agency or instrumentality thereof.
    - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
    -  A real estate investment trust.
    -  A common trust fund operated by a bank under section 584(a).
    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
    - An entity registered at all times under the Investment Company Act of 1940.
    -  A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    -  Payments to nonresident aliens subject to withholding under section 1441.
    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
    - Payments of patronage dividends where the amount received is not paid in money.
    -  Payments made by certain foreign organizations.
    -  Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
    -  Payments described in section 6049(b)(5) to nonresident aliens.
    -  Payments on tax-free covenant bonds under section 1451.
    -  Payments made by certain foreign organizations.
    -  Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.
-- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.
-- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE